                                 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

   MITEL ADOPTS NEW AMORTIZATION PERIODS FOR INTANGIBLES, CONSISTENT WITH
          EVOLVING INDUSTRY PRACTICES, AND RATIONALIZATION PLANS.
            RELEASES PRELIMINARY, UNAUDITED FISCAL 1999 RESULTS

KANATA, ONTARIO, April 22, 1999 - Mitel Corporation today announced that its Board of Directors has adopted new amortization periods for intangibles, consistent with evolving industry practices, and approved certain special charges in the interest of improving shareholder value. In order to put into context these actions, the Company also released today its preliminary unaudited financial results for the fourth quarter and for the fiscal year ended March 26, 1999, which reflect the new amortization periods and special charges.

Mitel will release audited results on May 20, 1999, following a regularly scheduled meeting of the Company's Board of Directors.

"We are pleased to announce that we expect to report record revenue of $1.310 billion for Fiscal 1999; however, we must take the necessary measures now to strengthen our balance sheet and enhance our prospects for improved profitability" said Kirk K. Mandy, Mitel CEO and President. "Such measures will allow our assets to be in better alignment with the technological and competitive dynamics of our industry and will also improve our financial ability to seize new growth opportunities. Accordingly, our Board, which regularly reviews the estimated useful lives of Mitel's acquired intangibles, has approved a reduction of our amortization time periods to better reflect the estimated period of advantage achieved by our recent acquisitions, and to be in line with evolving industry practices. As part of their review of Mitel's operations, the Board also approved certain rationalization plans."

Preliminary Adjusted Expected Earnings
For the fourth quarter, Mitel expects to report sales from continuing operations of $329.1 million, an increase of 18% over the $278.9 million from continuing operations in the comparable 1998 period, and adjusted net income (see Table A) of $15.5 million, or $0.13 per share, (before intangible amortization and other special charges of $34 million or $0.30 per share) compared to $25.5 million, or $0.23 per share, last year. In addition, income from discontinued operations totaled $8.6 million, or $0.07 per share, in the final quarter. The earnings reduction from a year ago is mainly attributable to lower earnings in semiconductors as a result of poor markets in Asia-Pacific and certain pricing pressures and to increased interest expense.

For the fiscal year ended March 26, 1999, Mitel expects to report that sales from continuing operations rose 49%, to $1.310 billion from $881.4 million, and adjusted net income totaled $80.2 million, or $0.67 per share, compared to adjusted net income of $93.8 million, or $0.84 per share, in Fiscal 1998. Mitel's year-end total order backlog from continuing operations was $179.8 million, down from $221.3 million at the end of the third quarter.

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
For Fiscal 1999, Mitel expects to achieve an EBITDA (earnings before interest, tax, depreciation and amortization) from continuing operations of $216 million, up sharply from $157 million a year ago. Mandy said that Mitel's liquidity has improved as reflected by cash and cash equivalents of $125 million, up from $95 million at the end of the third quarter.

Semiconductor sales of $557.7 million are expected to be up 77% over last year mainly as a result of the Plessey acquisition. Business Communications Systems sales of $752.7 million are expected to have increased by 33% from last year, chiefly due to higher shipments of PBXs in Europe and North America, increased sales of alternate access products and the effects of consolidating recently-acquired businesses.

"Fiscal year 1999 has been a year of substantial increases in revenue and available markets for Mitel. Recent acquisitions have allowed us to expand our technology base, product offerings and customer coverage, setting the stage for continued growth" said Kirk Mandy.

Amortization and Other Special Charges
The new amortization time periods -- accelerating the amortization of existing intangibles and reducing to two years from 5-15 years the estimated useful life of acquired intangible assets -- and the one-time charges are expected to reduce results for the fourth quarter and Fiscal 1999 by $34 million, or $0.30 per share, and $54 million, or $0.47 per share, respectively.

The amortization and other special charges, related primarily to Mitel's acquisitions during the last two years, include:

    $22.4 million of pre-tax costs arising from the accelerated amortization of recently-acquired intangible assets ($16.6m in Q4, $22.4m in FY99)

    $10.1 million of one-time pre-tax charges (net) to rationalize certain Company business segments (Q4 and FY99)

    $7.2 million of non-cash debt issue and related costs expensed on an early partial debt repayment resulting from proceeds of an equity offering (FY99)

    $16.3 million after-tax write-down of discontinued operations related to a formal plan to exit the Lincoln Power & Automotive business segment (Q4 and FY99), partially offset by income from these discontinued operations ($8.6m in Q4, $2.0m in FY99).

Including the amortization and other special charges, the Company expects to report a fourth quarter net loss of $18.9 million, or $0.17 per share, compared to net income of $24.8 million, or $0.22 per share, in the Fiscal 1998 fourth quarter. For the 1999 fiscal year and including the charges, Mandy said Mitel expects to report net income of $26.2 million, or $0.20 per share, compared to $91.9 million, or $0.82 per share, reported in Fiscal 1998.

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
Table A

The impact of the amortization of the acquired intangibles and other special charges is shown below:

                                                   (Unaudited)
                                         Fourth Quarter     Fiscal Year
                                         FY99      FY98     FY99     FY98
                                         --------  -------- -------- -------
                                         Expected           Expected
Net income (loss) for the period         $(18.9)m $ 24.8 m  $ 26.2 m $ 91.9 m
EPS                                      $(0.17)  $ 0.22    $ 0.20   $ 0.82
Add back:
Amortization of acquired intangibles     $ 16.6 m $  0.6 m  $ 22.4 m $  1.8 m
Special charges (net)                    $ 10.1 m      -    $ 10.1 m      -
Debt issue and other costs                    -        -    $  7.2 m      -
(Income) loss from discontinued
 operations                              $ (8.6)m $  0.1 m  $ (2.0)m $  0.1 m
Estimated loss on disposal of
  discontinued operations                $ 16.3 m      -    $ 16.3 m      -

Adjusted:
  Net income for the period              $ 15.5 m $ 25.5 m  $ 80.2 m $ 93.8 m
  EPS                                    $ 0.13   $ 0.23    $ 0.67   $ 0.84
Weighted average number of common
   shares outstanding                     116.7 m  107.8 m   114.3 m  107.8 m

Mitel Corporation (NYSE:MLT)(TSE:MLT) is a designer, manufacturer and marketer of semiconductors and systems for the communications industries. The Company's products include integrated circuits for wired and wireless applications, applications-specific integrated circuits (ASICs), custom silicon wafers and optoelectronic devices; voice communications systems; networked voice and data systems, CTI systems and applications; telephony-enabled servers; public switching systems; and alternate network and remote access products. Mitel's leadership strategy is centered on developing strong microelectronics technology and advancing people-to-people communications in an open, distributed and standards-based environment.

Certain statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and assumptions include, among others, the risks discussed in documents filed by the Company with the Securities and Exchange Commission. Investors are encouraged to consider the risks detailed in those filings.
                                   -30-

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
For further information please call:
Investor Relations
Connie Cochran
Telephone:  (613) 592-2122
Fax:        (613) 592-4170
Email:      Connie_Cochran@mitel.com
Internet:   www.mitel.com

Media Relations
Jim Barbagallo
Copithorne & Bellows
Telephone:  (617) 450-4300
Fax:        (617) 450-4343
Email:      jim.barbagallo@cbpr.com

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
                              Mitel Corporation
                     CONSOLIDATED STATEMENTS OF INCOME
       (in millions of Canadian dollars, except per share amounts)
                        (Preliminary and Unaudited)

                                  Three Months Ended    Years Ended
                                  March 26,  March 27,  March 26,  March 27,
                                  1999       1998       1999       1998
                                  -------    -------    -------    -------
Revenue                           $ 329.1    $ 278.9    $1,310.4   $ 881.4
                                  -------    -------    -------    -------
Cost of sales:
  Cost of sales other than
   depreciation                     166.2      133.5       645.6     432.6
  Depreciation of manufacturing
   assets                            15.2       13.1        66.8      25.0
                                  -------    -------    -------    -------
                                    181.4      146.6       712.4     457.6
                                  -------    -------    -------    -------
Gross margin                        147.7      132.3       598.0     423.8
                                  -------    -------    -------    -------
Expenses:
  Selling and administrative         87.1       72.7       332.9     246.0
  Research and development (net)     39.0       22.4       149.8      52.0
  Amortization of acquired
   intangibles                       16.6        0.6        22.4       1.8
  Special charges (net)              10.1          -        10.1         -
                                  -------    -------    -------    -------
                                    152.8       95.7       515.2     299.8
                                  -------    -------    -------    -------
Operating income (loss)              (5.1)      36.6        82.8     124.0

Other income and expenses:
  Interest income                     1.7        1.7         5.9       5.7
  Interest expense                   (5.4)      (4.3)      (23.5)     (7.2)
  Debt issue and other costs            -          -        (7.2)        -
                                  -------    -------    -------    -------
Income (loss) before income taxes    (8.8)      34.0        58.0     122.5
Income tax expense                    2.4        9.1        17.5      30.5
                                  -------    -------    -------    -------
Income (loss) from continuing
 operations                         (11.2)      24.9        40.5      92.0
                                  -------    -------    -------    -------

Continued:
                             Mitel Corporation
                     CONSOLIDATED STATEMENTS OF INCOME
       (in millions of Canadian dollars, except per share amounts)
                        (Preliminary and Unaudited)

                                  Three Months Ended    Years Ended
                                  March 26,  March 27,  March 26,  March 27,
                                  1999       1998       1999       1998
                                  -------    -------    -------    -------
Income (loss) from discontinued
 operations                           8.6       (0.1)        2.0      (0.1)
Estimated loss on disposal of
 discontinued operations            (16.3)         -       (16.3)        -
                                  -------    -------    -------    -------
Loss from discontinued operations    (7.7)      (0.1)      (14.3)     (0.1)
                                  -------    -------    -------    -------
Net income (loss) for the period  $ (18.9)   $  24.8     $  26.2   $  91.9
                                  =======    =======     =======   =======
Net income (loss) for the period
 attributable to common shareholders
 after preferred share dividends  $ (19.7)   $  24.0     $  23.0   $  88.7
                                  =======    =======     =======   =======
Net income (loss) per common share

   Basic                          $ (0.17)   $ 0.22      $ 0.20    $ 0.82
                                  =======    =======     =======   =======
   Fully diluted                  $ (0.17)   $ 0.21      $ 0.20    $ 0.80
                                  =======    =======     =======   =======

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

REVENUE
(Preliminary and Unaudited)

Revenue, by product group, was distributed as follows:

                                   Three             Three
                                   Months            Months
                                   Ended      % of   Ended      % of
                                   March 26,  Total  March 27,  Total
                                   1999              1998
                                   ---------  -----  ---------  -----
  Semiconductors                   $  129.9    39 %  $  110.8    40 %
  Business Communications Systems     199.2    61       168.1    60
                                   --------   -----  --------   -----
                                   $  329.1   100 %  $  278.9   100 %
                                   ========   =====  ========   =====

                                   Year              Year
                                   Ended      % of   Ended      % of
                                   March 26,  Total  March 27,  Total
                                   1999              1998
                                   ---------  -----  ---------  -----
  Semiconductors                   $  557.7    43 %  $  314.6    36 %
  Business Communications Systems     752.7    57       566.8    64
                                   ---------  -----  --------   -----
                                   $1,310.4   100 %  $  881.4   100 %
                                   ========   =====  ========   =====

                             Mitel Corporation
                   ADJUSTED NET INCOME RECONCILIATION
      (in millions of Canadian dollars, except per share amounts)
                        (Preliminary and Unaudited)

                                  Three Months Ended    Years Ended
                                  March 26,  March 27,  March 26,  March 27,
                                  1999       1998       1999       1998
                                  -------    -------    -------    -------
Adjusted Net Income
-------------------
Net income (loss) as reported     $ (18.9)   $  24.8    $  26.2    $  91.9
Adjusted net income, as adjusted for:
Amortization of acquired
 intangibles                         16.6        0.6       22.4        1.8

Special charges (net)                10.1          -       10.1          -
Debt issue and other costs              -          -        7.2          -
(Income) loss from discontinued
 operations                          (8.6)       0.1       (2.0)       0.1
Estimated loss on disposal of
 discontinued operations             16.3          -       16.3          -
                                  -------    -------    -------    -------
Adjusted net income (++)          $  15.5    $  25.5    $  80.2    $  93.8
                                  =======    =======    =======    =======
Adjusted Earnings Per Share
---------------------------
Earnings (loss) per share as
 reported                         $ (0.17)   $  0.22    $  0.20    $  0.82
Adjusted earnings per share, as adjusted for:
Amortization of acquired intangibles 0.14       0.01       0.20       0.02
Special charges (net)                0.09          -       0.09          -
Debt issue and other costs              -          -       0.06          -
(Income) loss from discontinued
 operations                         (0.07)         -      (0.02)         -
Estimated loss on disposal of
 discontinued operations             0.14          -       0.14          -
                                  -------    -------    -------    -------
Adjusted earnings per share (++)  $  0.13    $  0.23    $  0.67    $  0.84
                                  =======    =======    =======    =======
Weighted average number of common shares
  outstanding (millions)            116.7      107.8      114.3      107.8
                                  =======    =======    =======    =======

(++) Excludes the impact of amortization of acquired intangibles, special charges (net), non-cash debt issue and other costs expensed on an early partial debt repayment, and discontinued operations.

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